UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/31/2008

World Racing Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-18045

Delaware	90-0284113
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7575-D West Winds Boulevard
Concord, North Carolina 28027
(Address of principal executive offices, including zip code)

(704) 795-7223
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 31, 2008 (the “Initial Closing”), World Racing Group, Inc. (the "Company", "we", or "us") entered into a Series A Preferred Purchase Agreement (“Preferred Purchase Agreement”) with Vicis Capital Master Fund (“Vicis”), pursuant to which we issued 350 shares of our 10% Cumulative Perpetual Series A Preferred Stock (“Series A Shares”) for $10,000 per Series A Share  (the “Series A Financing”), resulting in gross proceeds to the Company of $3.5 million.  At the Initial Closing, 28,500 shares of our common stock, $.0001 par value per share ("Common Stock"), were issued to Vicis for each Series A Share purchased, without additional consideration, resulting in the issuance of 9,975,000 shares of Common Stock in the aggregate.  As a result of the issuance, Vicis owns approximately 13.8 million shares of our Common Stock, representing approximately 32.5% of our Common Stock issued and outstanding.

Under the terms of the Preferred Purchase Agreement, we may issue additional Series A Shares for $10,000 per share, resulting in additional gross proceeds to the Company of $6.5 million.  Under the terms of the Preferred Purchase Agreement, Series A Shares purchased at subsequent closings will include, without additional consideration, 2,850 shares of the Company’s Series E-1 Preferred Stock, convertible into 28,500 Common Shares, for each Series A Share purchased.

The Preferred Purchase Agreement contains various standard terms and conditions.

The description of the Preferred Purchase Agreement set forth above is qualified in its entirety by reference to the copy of the Preferred Purchase Agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 3.02.    Unregistered Sales of Equity Securities

As described under Item 1.01 above, on December 31, 2008, we issued 350 Series A Shares and 9,975,000 shares of our Common Stock, resulting in gross proceeds to the Company of $3.5 million.  Proceeds from the Series A Financing will be used for working capital purposes.  The foregoing securities were sold in a private placement transaction to a single accredited investor without engaging in general solicitation of any kind pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

Item 7.01.    Regulation FD Disclosure

See Item 1.01 above.

Item 9.01.    Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD RACING GROUP, INC.

By: /s/ Brian M. Carter
Brian M. Carter
Chief Executive Officer
Date: January 20, 2009

Exhibit Index

Exhibit No.	Description

EX-10.1	Series A Preferred Purchase Agreement, dated December 31, 2008, by and between the Company and Vicis Capital Master Fund.